UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

November 8, 2005
Date of Report (Date of earliest event reported)

PXRE GROUP LTD.
(Exact name of registrant as specified in its charter)

Bermuda	1-15259	98-0214719
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File No.)	Identification No.)

PXRE House	P.O. Box HM 1282
110 Pitts Bay Road	Hamilton HM FX
Pembroke HM 08	Bermuda
Bermuda
(Address, including zip code,
of principal executive offices)	(Mailing address)

(441) 296-5858
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 8, 2005, PXRE Reinsurance Ltd. (“PXRE Bermuda”), the principal operating subsidiary of PXRE Group Ltd., entered into a Reinsurance Agreement (the “Reinsurance Agreement”), dated as of November 8, 2005, by and between PXRE Bermuda , as cedent, and Atlantic and Western Re Limited, a Cayman Islands reinsurance company (“A&W Re”), as reinsurer. The Reinsurance Agreement provides two layers of reinsurance protection over the next 5 years to PXRE Bermuda. The first layer provides $200 million of coverage for losses arising from hurricanes in the Eastern and Gulf coasts of the United States, windstorms in northern Europe and earthquakes in California. The second layer provides $100 million of coverage for losses arising from hurricanes in the Eastern and Gulf coasts of the United States and windstorms in northern Europe. The reinsurance coverage is based on a modeled loss trigger. PXRE Bermuda created a series of notional portfolios of reinsurance contracts designed to closely mimic the exposures in PXRE's assumed reinsurance portfolio. Upon the occurrence of a hurricane, windstorm or earthquake in the covered territories, the parameters of the catastrophe event are determined and modeled against the notional portfolios. If the modeled loss to the notional portfolio exceeds the attachment point for the peril at issue, then PXRE Bermuda will make a recovery under the reinsurance agreement. PXRE Bermuda has the right to reset the notional portfolios after three years.

On November 8, 2005, A&W Re financed the reinsurance coverage through the issuance of $300 million in catastrophe bonds pursuant to Rule 144A under the Securities Act of 1933. The proceeds of the catastrophe bonds have been pledged to PXRE Bermuda to secure A&W Re’s obligations under the Reinsurance Agreement.

The foregoing description of the Reinsurance Agreement does not purport to be complete and is qualified in its entirety by reference to the Reinsurance Agreement, which is filed as Exhibit 99.1 hereto, and is incorporated into this report by reference.

Item 7.01. Regulation FD Disclosure

On November 9, 2005, PXRE Group Ltd. (“PXRE”) issued a press release concerning a reinsurance agreement between its principal operating subsidiary, PXRE Reinsurance Ltd. and Atlantic & Western Re Limited. A copy of the press release is attached as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description

99.1	Reinsurance Agreement, dated as of November 8, 2005, by and between PXRE Reinsurance Ltd., as cedent, and Atlantic and Western Re Limited, as reinsurer.

99.2	Press Release dated as of November 9, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PXRE Group Ltd.
(Registrant)

By: /s/ Robert P. Myron

Name: Robert P. Myron Title: Senior Vice President & Treasurer

Date: November 8, 2005